Exhibit 99.1

Andina Acquisition Corp. III Closes Business Combination with Stryve Foods, LLC

The combined company has been renamed Stryve Foods, Inc. and is expected to begin trading on NASDAQ under the ticker SNAX on or about July 21, 2021

NEW YORK and PLANO, Texas – July 20, 2021 - Andina Acquisition Corp. III (NASDAQ: ANDA, ANDAW, and ANDAU) (“Andina” or the “Company”), a publicly-traded special purpose acquisition company, today announced that it has completed its business combination (the “Business Combination”) with Stryve Foods, LLC (“Stryve”), an emerging healthy snacking platform disrupting traditional snacking categories and a leader in the air dried meat snack industry in the United States. The Business Combination was approved by Andina’s shareholders at a Special Meeting held on July 19, 2021.

In connection with the closing of the Business Combination, Andina re-domesticated from the Cayman Islands, became a Delaware corporation, acquired Stryve’s business in an “Up-C structure” and changed its name to “Stryve Foods, Inc.” The Class A common stock and warrants of Stryve are expected to begin trading on NASDAQ under the new symbols “SNAX” and “SNAXW,” respectively on or about July 21, 2021.

Luke Weil, Chairman of the Board of Directors of Andina, and Julio A. Torres, CEO of Andina, commented, “Andina is pleased to announce the closing of our Business Combination with Stryve. Jaxie, Joe, Alex and the Stryve team are truly changing the way Americans snack. Our belief is that Stryve is poised for rapid growth and value creation thanks to their visionary and highly capable leadership. We look forward to seeing Stryve’s continued positive disruption of traditional snacking categories, along with its realization of platform expansion opportunities.”

Joe Oblas, Co-CEO and Co-Founder of Stryve and Jaxie Alt, Co-CEO and Chief Marketing Officer of Stryve, added, “This milestone event brings us one step closer towards achieving our mission of helping Americans snack better and live happier and more fulfilling lives but there is still so much more we can accomplish. As Stryve begins this new chapter as a public company, we are more eager than ever to deepen our penetration within existing channels, expand our SKUs on shelf, and build upon our already strong e-commerce momentum. As our revenues continue to grow, Stryve’s investments in people, infrastructure and vertical integration will pay significant dividends for the business.”

The Business Combination included a concurrent private placement of $53.4 million, including subscriptions for $42.5 million of Class A common stock, payable in cash, and subscriptions for $10.9 million of Class A common stock, to be satisfied by the offset of principal and accrued interest under outstanding bridge notes issued by Stryve, as part of the Business Combination.

Leadership and Board of Directors

The combined company will continue to be led by Joe Oblas, Co-Founder & Co-CEO, Jaxie Alt, Co-CEO & Chief Marketing Officer and their seasoned executive leadership team including Alex Hawkins, Chief Operating Officer and Chief Financial Officer.

●	Joe Oblas founded and successfully exited ProSupps, one of the fastest growing sports nutrition brands. He also co-founded Juice Stop, which grew to 150 stores in 22 states prior to exiting the business.
●	Jaxie Alt spent 17+ years at Dr Pepper Snapple Group where she served as Co-Chief Marketing Officer, managing $10+ billion in retail sales and $300+ million in marketing spend.
●	Alex Hawkins was an operationally-focused Principal investor at Rosewood Private Investments. He is a CFA Charterholder and previously spent time in asset management and process consulting.

The combined company is also supported by a Board of Directors compromised of individuals who each bring a diverse wealth of experience and knowledge.

●	Ted Casey, Chairman, is a co-founder of Stryve. He previously founded and served as the CEO of Dymatize Nutrition from 1993 to 2014 until its sale to Post Holdings.
●	Bo Ramsey, Director, is the Chief Investment Officer for Oxford Financial Group, and before that, was Co-Chief Investment Officer at Pendyne Capital, one of Stryve’s largest private equity holders.
●	Kevin Vivian, Director, was the former Senior Vice President and National Sales Director of Frito-Lay.
●	Luke Weil, Director, is the Chairman of the Board of Directors and founder of Andina. He previously served as Chairman of the Board of Directors of Andina Acquisition Corp. II and CEO of Andina Acquisition Corporation.
●	Mauricio Orellana, Director, is the Chief Operating Officer of Andina and founder of Andina and Andina Acquisition Corp. II. He also acted as an M&A advisor to Andina Acquisition Corporation.

Advisors to the Business Combination

Cowen served as financial advisor to Andina. Cowen and Craig-Hallum Capital Group acted as co-capital markets advisors to Andina. Craig-Hallum served as sole placement agent in connection with the private placement and bridge investment. Ellenoff Grossman & Schole LLP served as legal advisor to Andina. Foley & Lardner LLP served as legal advisor to Stryve.

About Stryve Foods, Inc.

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites, as well as direct to consumer through the Amazon platform. Deloitte Corporate Finance LLC advised Stryve in prior capital raising efforts during 2019 and 2020 unrelated to the Business Combination.

For more information about Stryve, visit www.stryve.com or follow us on social media at @stryvebiltong.

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “will”, “would”, “could”, “intend”, “aim”, “believe”, “anticipate”, “continue”, “target”, “milestone”, “expect”, “estimate”, “plan”, “outlook”, “objective”, “guidance” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including, but not limited to, statements regarding Stryve’s plans, strategies, objectives, targets and expected financial performance. These forward-looking statements reflect Stryve’s current views and analysis of information currently available. This information is, where applicable, based on estimates, assumptions and analysis that Stryve believes, as of the date hereof, provide a reasonable basis for the information and statements contained herein. These forward-looking statements involve various known and unknown risks, uncertainties and other factors, many of which are outside the control of Stryve and its officers, employees, agents and associates. These risks, uncertainties, assumptions and other important factors, which could cause actual results to differ materially from those described in these forward-looking statements, include: (i) the inability to obtain or maintain the listing of Stryve’s Class A common stock on Nasdaq; (ii) the ability of the combined company to recognize the anticipated benefits of the Business Combination or meet its financial and strategic goals, which may be affected by, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability, maintain relationships with customers, suppliers and retailers and retain its management and key employees; (iii) the risk that retailers will choose to limit or decrease the number of retail locations in which Stryve’s products are carried or will choose not to carry or not to continue to carry Stryve’s products; (iv) the possibility that Stryve may be adversely affected by other economic, business, and/or competitive factors; (v) the effect of the COVID-19 pandemic on Stryve; and (xii) other risks and uncertainties described from time to time in the definitive proxy statement/prospectus filed by Andina with the SEC on June 28, 2021, including those under the heading “Risk Factors” therein as well as other risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Andina. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those projections and forward-looking statements are based.

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